Contact: Dean Ridlon, Investor Relations Director
         Phone:  978.640.5309
         Email:  Investor_Relations@avid.com


              Avid Provides Preliminary First Quarter 2006 Results

Tewksbury, MA - April 11, 2006 - Avid Technology, Inc. (Nasdaq: AVID) today provided its preliminary first quarter financial results. Total revenues for the quarter ended March 31, 2006, are estimated to be between $216 and $218 million. First quarter revenues were negatively impacted by lower-than expected sales of playout servers and on-air graphics, add-on and local storage, and European consumer products. At this revenue range, Avid's first quarter GAAP net income is expected to be in the range of $700,000 to $2.0 million, or $.02 to $.05 per diluted share. Excluding acquisition-related charges, related tax benefits, stock-based compensation and restructuring charges, first quarter non-GAAP net income is expected to be in the range of $15.2 to $16.5 million, or $.35 to $.38 per diluted share. These projected results are subject to the normal quarter-end accounting review.

While the company is still in the process of closing its books and reviewing its first quarter results of operations, preliminary analysis indicates that full year 2006 revenues are expected to be between $940 million and $970 million, reflecting lower expectations for the professional video and consumer segments. The company's audio segment revenue expectations for the balance of 2006 are unchanged.

The primary drivers for the lower full-year revenue estimate include lower storage revenues in part due to a delay in add-on storage sales as customers transition to the new Avid Unity ISIS solution. In addition, lower broadcast revenue is anticipated due to lower demand for playout servers and on-air graphics products. The company also now anticipates a higher proportion of larger broadcast bookings in 2006 that will not be fully recognized until 2007, as the installation and acceptance of these transactions occurs. For consumer video, the company anticipates a continuing shortfall for the remainder of the year resulting from initial quality issues surrounding the introduction of Pinnacle Studio(TM) version 10.

"While we are clearly disappointed with our preliminary results for Q1, and we have made what we believe are appropriate adjustments to our 2006 outlook and expense plan, we remain positive about the longer-term prospects for our company and our markets, " said David Krall, Avid's president and chief executive officer. "We are anticipating a strong showing at this year's National Association of Broadcasters convention, and will discuss the results from this trade show as well as from Q1 on our next scheduled earnings conference call on May 4th."

Full-year 2006 GAAP earnings per share are now expected to be between $0.95 and $1.20 and non-GAAP earnings per share are expected to be between $2.15 and $2.40. Avid expects to announce its first quarter results and provide a detailed update to its 2006 outlook on Thursday, May 4, 2006, after the close of the market.

Use of Non-GAAP Financial Measures
The non-GAAP operating results and expected non-GAAP earnings per share listed above are "non-GAAP financial measures" under the rules of the Securities and Exchange Commission. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. We believe it is useful for ourselves and investors to review both GAAP and non-GAAP measures in order to assess our performance and our planning and forecasting in subsequent periods. We also believe these non-GAAP financial measures are a meaningful measure of our operating performance and will assist investors in understanding our results of operations on a comparative basis. Specifically, in addition to the reasons stated above, we exclude stock-based compensation from our non-GAAP measures based on our desire to offer consistent information that is comparable to previous information that we have publicly disclosed.

The above release includes forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, about Avid's expected financial results. There are a number of factors that could cause actual events or results to differ materially from that indicated by such forward-looking statements, such as competitive factors, including pricing pressures, fluctuating currency exchange rates, delays in product shipments, market acceptance of Avid's existing and new products, Avid's ability to anticipate customer needs and the other important events and factors disclosed previously and from time to time in Avid's filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements contained herein represent Avid's estimate only as of today and should not be relied upon as representing the company's estimate as of any subsequent date. While Avid may elect to update these forward-looking statements at some point in the future, Avid specifically disclaims any obligation to do so, even if the estimate changes.

About Avid Technology, Inc.
Avid Technology, Inc. is the world leader in digital nonlinear media creation, management, and distribution solutions, enabling film, video, audio, animation, games, and broadcast professionals to work more efficiently, productively, and creatively. For more information about the company's Oscar(R), Grammy(R), and Emmy(R) award-winning products and services, please visit: www.avid.com.

(C) 2006 Avid Technology, Inc. All rights reserved. Avid, Digidesign, Film Composer, Nitris, Pro Tools and Symphony are either registered trademarks or trademarks of Avid Technology, Inc. in the United States and/or other countries. Avid received an Oscar statuette representing the 1998 Scientific and Technical Award for the concept, design, and engineering of the Avid Film Composer(R) system for motion picture editing. Digidesign, Avid's audio division, received an Oscar statuette representing the 2003 Scientific and Technical Award for the design, development, and implementation of its Pro Tools(R) digital audio workstation. Oscar is a trademark and service mark of the Academy of Motion Picture Arts and Sciences. Emmy is a registered trademark of ATAS/NATAS. Grammy is a trademark of the National Academy of Recording Arts and Sciences, Inc. All other trademarks contained herein are the property of their respective owners.



Reconciliation of projected GAAP net income to projected non-GAAP net income Three months ended March 31, 2006 (in thousands, except per share data)

                                                       Low            High
                                                       ---            ----
GAAP net income                                      $ 700         $ 2,000
Stock-based compensation                             4,400           4,400
Amortization of intangible assets                    8,800           8,800
Restructuring charges                                1,100           1,100
In-process research and development                    300             300
Non-recurring and other tax benefits                  (100)           (100)
                                                       ----            ----
Non-GAAP net income                               $ 15,200        $ 16,500

GAAP EPS                                             $0.02           $0.05
Non-GAAP EPS                                         $0.35           $0.38

Reconciliation of projected GAAP net income to projected non-GAAP net income Twelve months ended December 31, 2006 (in thousands, except per share data)

                                                       Low            High
                                                       ---            ----
GAAP net income                                   $ 40,900        $ 51,800
Stock-based compensation                            17,400          17,400
Amortization of intangible assets                   34,400          34,400
Restructuring charges                                1,100           1,100
In-process research and development                    300             300
Non-recurring and other tax benefits                   500             500
                                                       ---             ---
Non-GAAP net income                               $ 94,600       $ 105,500

GAAP EPS                                             $0.95           $1.20
Non-GAAP EPS                                         $2.15           $2.40